Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Rick Barnes

U.S. Bank National Association

21 South Street, 3rd Floor

Morristown, New Jersey 07960

(973) 898-7161

(Name, address and telephone number of agent for service)

Savient Pharmaceuticals, Inc.

(Issuer with respect to the Securities)

Delaware	13-3033811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Tower Center, 14th Floor East Brunswick, New Jersey	08816
(Address of Principal Executive Offices)	(Zip Code)

Convertible Senior Notes Due 2018

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown, State of New Jersey on the 28th of January, 2011.

By:	/s/ Rick Barnes
Rick Barnes
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 28th, 2011

By:	/s/ Rick Barnes
Rick Barnes
Vice President

Exhibit 7

U.S. Bank National Association

statement of financial condition

as of 9/30/2010

($000’s)

9/30/2010
Assets
Cash and Balances Due From	$4,468,855
Depository Institutions
Securities	47,348,124
Federal Funds	4,391,378
Loans & Lease Financing Receivables	189,026,648
Fixed Assets	5,734,308
Intangible Assets	12,792,037
Other Assets	22,001,025

Total Assets	$285,762,375
Liabilities
Deposits	$196,374,224
Fed Funds	10,707,062
Treasury Demand Notes	0
Trading Liabilities	476,735
Other Borrowed Money	33,801,510
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,649,489

Total Liabilities	$256,769,741
Equity
Minority Interest in Subsidiaries	$1,725,386
Common and Preferred Stock	18,200
Surplus	12,636,872
Undivided Profits	14,612,176

Total Equity Capital	$28,992,634
Total Liabilities and Equity Capital	$285,762,375

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